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                                                                    EXHIBIT 99.5

                [FORM OF LETTER FROM BROKERS AND OTHER NOMINEES]

                               PICO HOLDINGS, INC.
                                 RIGHTS OFFERING

To Our Clients:

        Enclosed for your consideration are a prospectus, dated ___________, 2000 (the "Prospectus"), and an instruction form (the "Instruction Form") relating to the rights offering by PICO Holdings, Inc. (the "Company") of rights to purchase shares of its common stock, $.001 par value ("Common Stock"), to holders of record ("Holders") of Common Stock on March 1, 2000 (the "Record Date").

        Pursuant to the rights offering, each Holder is entitled to purchase one share of Common Stock for every two shares of Common Stock held by such Holder on the Record Date at the subscription price of $15.00 per share (the "Subscription Privilege"). Holders are entitled to subscribe for all or any portion of the shares underlying their Subscription Privilege.

        The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of subscription rights may only be made by us as the Holder of Record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to subscribe for any Shares for which you are entitled to subscribe for pursuant to the terms and conditions set forth in the enclosed Prospectus. HOWEVER, WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO EXERCISE ANY SUBSCRIPTION RIGHTS.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the subscription rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at 5:00 p.m., Eastern Standard Time, on March 27, 2000, unless extended by the Company in its sole discretion. ONCE YOU HAVE EXERCISED YOUR SUBSCRIPTION RIGHTS, YOU MAY NOT REVOKE YOUR ELECTION FOR ANY REASON.

        If you wish to have us exercise, on your behalf, your right to purchase shares of Common Stock for which you are entitled to subscribe, please so instruct us by completing, executing, detaching and returning to us, and not the Subscription Agent, the attached Instruction Form along with proper payment for the number of shares for which you are subscribing at the subscription price.

      Corporate Investor Communications, Inc., PICO's Information Agent, has agreed to provide services to PICO in connection with the rights offering. If you require assistance, please contact our Information Agent toll-free at 1-877-977-6190. Banks and brokers, please call 201-896-1900.



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                               PICO Holdings, Inc.

                Instructions by Beneficial Owners to Brokers and
             Other Nominees Regarding Subscriptions for Common Stock
                           Pursuant to Rights Offering

        The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the offering of rights to purchase shares of common stock, $.001 par value (the "Common Stock"), of PICO Holdings, Inc. (the "Company").

        This will instruct you on whether to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus.

        box 1. Please do not exercise my rights to purchase shares of Common Stock of the Company.

        box 2. Please exercise my rights to purchase shares of Common Stock of the Company.

NUMBER OF SHARES             SUBSCRIPTION PRICE           PAYMENT
----------------             ------------------           -------
___________________          X      $15.00                = $_________

        box     3. Payment in the following amount is enclosed:
                $____________________.

        box 4. Please deduct payment from the following account maintained by you:

                __________________________          ____________________________
                Type of Account                     Account No.

Date:__________________________, 2000        Signature(s) of Beneficial Owner:



Address:___________________________          ___________________________________
___________________________________
                                             Print Name:________________________
Telephone (day):___________________
        (evening)__________________          Title or Capacity:_________________
                                                      (if applicable)